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Exhibit 99.4

Contact:	John R. Cooper President and Chief Executive Officer 256-217-1400

AVOCENT ADDS TWO NEW DIRECTORS
Harold D. "Harry" Copperman Elected Class II Director
Francis A. "Fran" Dramis, Jr. Elected Class III Director

        HUNTSVILLE, Ala. (November 1, 2002)—Avocent Corporation (Nasdaq:AVCT) today announced the election of two new directors to the Company's Board of Directors, expanding its Board to nine members. Harold D. "Harry" Copperman was elected a Class II director (whose initial term will expire in 2005), and Francis A. "Fran" Dramis, Jr. was elected a Class III director (whose initial term will expire in 2003). With these elections, five of Avocent's nine directors now meet the new independence standards contained in the Sarbanes-Oxley Act and in Nasdaq's proposed requirements for listed companies.

        "We are pleased to announce the addition of Harry Copperman and Fran Dramis to Avocent's Board of Directors," stated John R. Cooper, president and chief executive officer of Avocent Corporation. "They have considerable experience in working with technology companies, and we look forward to their counsel as we focus on Avocent's continued growth."

        Harry Copperman (age 55) has over 35 years of experience with leading hardware companies in information technology, end-to-end digital solutions, and eBusiness. He retired in 1998 as Senior Vice President and Group Executive of the products division for Digital Equipment Corporation where he managed the company's six computer systems business units and worldwide manufacturing and distribution operations for the company. Prior to joining Digital Equipment, he was President and CEO of the Information Services Group of JWP, Inc.; President and COO of Commodore Business Machines, Inc.; and VP and GM for Apple Computer, Inc.'s Eastern Operations. Mr. Copperman also spent 20 years at IBM in a variety of sales, marketing, and executive roles. Mr. Copperman serves on the Boards of Directors of Epicor Software Corporation (Nasdaq:EPIC) and three private companies. He holds a B.S. in Mechanical Engineering from Rutgers University.

        Fran Dramis (age 54) currently serves as Executive Vice President and Chief Information and E-Commerce Officer for BellSouth Corporation. Named by ComputerWorld as one of the top IT Strategists of 2002, Mr. Dramis has served as a consultant responsible for major technology transformation efforts at Citibank, NASD and Bankers Trust. He is chief architect for the technology transformation at BellSouth that is focused on providing customers, suppliers, and employees services via the Internet. Prior to joining BellSouth, Mr. Dramis served as a consultant for CIO Strategy, President and CEO of Network Management, and Managing Director and CIO of Salomon Brothers. Mr. Dramis also served as President and COO of Telic Corporation, and before that, he spent 16 years at AT&T (including Bell Labs), most recently as Executive Director of Information Product Management. He holds a B.A. from Rutgers University and an M.S. from Pace University.

About Avocent Corporation

        Avocent Corporation is the leading supplier of connectivity solutions for enterprise data centers, service providers, and financial institutions worldwide. Branded products include switching, extension, remote access, and video display solutions. Additional information is available at: www.avocent.com.

Forward-Looking Statements

        This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the size and growth of the potential markets for Avocent's products and technology in the future. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with product design efforts and the introduction of new products and technologies, and risks related to OEM sales. Other factors that could cause operating and financial results to differ are described in Avocent's annual report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

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  Exhibit 99.4
AVOCENT ADDS TWO NEW DIRECTORS Harold D. "Harry" Copperman Elected Class II Director Francis A. "Fran" Dramis, Jr. Elected Class III Director